CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Form N-1A of our report dated December 23, 2010, relating to the financial statements and financial highlights which appears in the October 31, 2010 Annual Report to Shareholders of certain Russell Investment Company Funds (refer to Appendix I for those funds covered under this consent), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “ Independent” Registered Public Accounting Firm” and “ Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, WA

February 24, 2011

Appendix I

Russell U.S. Core Equity Fund
Russell U.S.Quantitative Equity Fund
Russell U.S. Growth Fund
Russell U.S. Value Fund
Russell U.S. Small & Mid Cap Fund
Russell International Developed Markets Fund
Russell Global Equity Fund
Russell Emerging Markets Fund
Russell Tax-Managed U.S. Large Cap Fund
Russell Tax-Managed U.S. Mid & Small Cap Fund
Russell Global Opportunistic Credit Fund
Russell Strategic Bond Fund
Russell Investment Grade Bond Fund
Russell Short Duration Bond Fund
Russell Tax Exempt Bond Fund
Russell Commodity Strategies fund
Russell Global Real Estate Securities Fund
Russell Global Infrastructure Fund
Russell Money Market Fund
Conservative strategy Fund
Moderate Strategy Fund
Balanced Strategy
Growth Strategy Fund
Equity Growth Fund
2015 Strategy Fund
2020 Strategy Fund
2025 Strategy Fund
2030 Strategy Fund
2035 Strategy Fund
2040 Strategy Fund
2045 Strategy Fund
2050 Strategy Fund
In Retirement Fund

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